UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2014

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan 48393
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 960-9009

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 9, 2014, Rockwell Medical, Inc. (the “Company”) issued a press release that announced it has won its appeal for size determination as a small business and is now working with the U.S. Food & Drug Administration (FDA) to have its $2.2 million PDUFA User Fee for filing its New Drug Application for Triferic refunded.  The Company expects to receive a refund for $2.2 million from the U.S. Department of Treasury.  Triferic is the Company’s iron-replacement drug for treating iron deficiency in chronic kidney disease patients receiving hemodialysis.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated June 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 9, 2014	By:	/s/ Thomas E. Klema
Thomas E. Klema Its: Chief Financial Officer